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                                                                      Exhibit 15


August 13, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Commissioners:

We are aware that our report dated August 7, 2001 on our review of interim financial information of Honeywell International Inc. (the "Company") as of and for the period ended June 30, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's Registration Statements on Forms S-8 (Nos. 33-09896, 33-51455, 33-55410, 33-58347, 333-57509, 333-57515, 333-57517, 333-57519, 333-83511,
333-88141, 333-31370, 333-34764, 333-49280, 333-57866, 333-57868 and 333-57870),
on Forms S-3 (Nos. 33-14071, 33-55425, 333-22355, 333-49455, 333-68847,
333-74075, 333-34760 and 333-45466) and on Form S-4 (No. 333-82049) and in
General Electric Company's Registration Statement on Form S-4, dated December 4, 2000.

Very truly yours,


PricewaterhouseCoopers LLP